Exhibit 99.1

TE Connectivity announces definitive agreement to sell its subsea communications business to Cerberus Capital Management

Transaction increases focus on industrial technology leadership; proceeds to fund share repurchase

SCHAFFHAUSEN, Switzerland — September 17, 2018 — TE Connectivity Ltd. (NYSE: TEL) (TE), a world leader in connectivity and sensors, today announced that it has entered into a definitive agreement to sell its subsea communications business (SubCom) to Cerberus Capital Management, L.P., a global leader in alternative investing, for $325 million in cash.

The transaction is expected to close by the end of the first quarter of TE’s fiscal year 2019 and is subject to customary closing conditions. The company expects to use proceeds from the sale to fund share repurchases. TE’s SubCom business, a part of the company’s Communications Solutions segment, is a leading global supplier of undersea communications technology and marine services.

“The SubCom business is a leader in the undersea telecommunications market, and distinctly different from the rest of TE’s connectivity and sensor portfolio. We are pleased that with this transaction we increase our focus as a leading industrial technology company. It strengthens our business model; resulting in a stronger growth profile, reduced cyclicality, higher margins and a greater return on investment,” said TE Connectivity CEO Terrence Curtin. “We appreciate the contributions that the SubCom team has made to our company and toward building a more connected world, and we expect that they will continue that important work in the future with Cerberus.”

The SubCom business was expected to contribute approximately $700 million in sales to fiscal year 2018 results, with a minimal contribution to profitability. TE will provide supplemental information with respect to the SubCom business when it announces its financial results for the fourth quarter of fiscal year 2018.

ABOUT TE CONNECTIVITY

TE Connectivity Ltd. (NYSE: TEL) is a $13 billion global technology and manufacturing leader creating a safer, sustainable, productive, and connected future. For more than 75 years, our connectivity and sensor solutions, proven in the harshest environments, have enabled advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With 78,000 employees, including more than 7,000 engineers, working alongside customers in nearly 150 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our planned sale of the SubCom business, including the expected use of proceeds from the sale. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of the U.S. Tax Cuts and Jobs Act; and the risk that the sale of the SubCom business may not be consummated, or if consummated, we do not realize the anticipated benefits from such transaction. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 29, 2017 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

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Contacts:	Media Relations: B.J. Talley TE Connectivity 610-893-9553 bj.talley@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 sujal.shah@te.com